UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

250 East Wisconsin Avenue, Suite 1900 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2014, Physicians Realty Trust (the “Company”) through its operating partnership, Physicians Realty L.P., entered into an agreement of sale and purchase (the “Agreement”) with entities primarily owned by Dr. Alan Porter to purchase four medical office buildings located in Sarasota, Venice, Engelwood and Port Charlotte, Florida. The buildings total approximately 44,295 square feet, are 100% occupied as of February 7, 2014 and are being acquired for approximately $17.5 million in cash. The buildings are leased to 21st Century Oncology, the nation’s largest provider of Advanced Oncology Radiation Therapy and other integrated cancer care services to cancer patients. The closing of the Agreement is subject to customary conditions, including accuracy of representations, satisfaction of due diligence investigations and negotiation of ancillary agreements related to the properties.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibit 99.1 is attached to this 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2014	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 11, 2014, issued by Physicians Realty Trust